Exhibit 99.1

China Holdings Acquisition Corp.
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet, November 21, 2007	F-3

Statement of Operations, from June 22, 2007 (inception) to November 21, 2007	F-4

Statement of Stockholders’ Equity, from June 22, 2007 (inception) to November 21, 2007	F-5

Statement of Cash Flows, from June 22, 2007 (inception) to November 21, 2007	F-6

Notes to Financial Statements	F-7 – F -11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
China Holdings Acquisition Corp.

     We have audited the accompanying balance sheet of China Holdings Acquisition Corp.. (a corporation in the development stage) as of November 21, 2007, and the related statement of operations, stockholders’ equity and cash flows for the period from June 22, 2007 (inception) to November 21, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Holdings Acquisition Corp. as of November 21, 2007, and the results of its operations and its cash flows for the period from June 22, 2007 (inception) to November 21, 2007, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
November 27, 2007
New York, New York

China Holdings Acquisition Corp.
(a corporation in the development stage)

Balance Sheet
November 21, 2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$506,162
Investments held in Trust (Note 1)	117,570,000
Prepaid expenses	124,613
Total current assets	118,200,775
TOTAL ASSETS	$118,200,775

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Deferred underwriting fee (Note 6)	$4,020,000
Accrued registration costs	16,000
Accrued expenses	128,250
Notes payable to initial stockholder (Note 4)	368,169
Total current liabilities	4,532,419
COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION
(3,999,599- shares at redemption value) (Note 1)	39,186,071
COMMITMENTS (Note 6)
STOCKHOLDERS' EQUITY (Notes 2, 7, and 8):
Preferred stock, par value $.0001 per share, 1,000,000 shares authorized, 0 shares issued	-
Common stock, par value $.001 per share, 40,000,000 shares authorized,
15,450,000 shares issued and outstanding (including 3,999,599 shares subject to
possible redemption)	15,450
Additional paid-in capital	74,471,166
Deficit accumulated in the development stage	(4,331)
TOTAL STOCKHOLDERS' EQUITY	74,482,285
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$118,200,775

See accompanying notes to financial statements.

China Holdings Acquisition Corp.
(a corporation in the development stage)

Statement of Operations
For the period from June 22, 2007 (inception)
to November 21, 2007

Interest income	$3,044

Formation and operating costs	7,375
Loss before provision for income taxes	(4,331)
Provision for income taxes	-
Net loss for the period	$(4,331)

Weighted average number of shares
outstanding, basic and diluted	3,543,023
Net loss per share, basic and diluted	$(0.00)

See accompanying notes to financial statements.

China Holdings Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders’ Equity
For the period from June 22, 2007 (inception) to November 21, 2007

				Deficit	Total
	Common stock		Additional	Accumulated in the	Stockholders'
	Shares	Amount	Paid-In Capital	Development Stage	Equity
Balance, June 22, 2007	-	$-	$-	$-	$-
Issuance of Common Stock to
to initial stockholders	3,450,000	3,450	25,300	-	28,750
Proceeds from issuance of warrants	-	-	2,750,000	-	2,750,000
Sale of 12,000,000 units through
public offering net of
underwriter's discount and
offering expenses and including
$39,186,071 of proceeds
allocable to 3,999,599 shares
of common stock subject to
possible redemption	12,000,000	12,000	110,881,937	-	110,893,937
Proceeds subject to
possible redemption	-	-	(39,186,071)	-	(39,186,071)
Net loss for the period	-	-	-	(4,331)	(4,331)
Balance, November 21, 2007	15,450,000	$15,450	$74,471,166	$(4,331)	$74,482,285

See accompanying notes to financial statements.

China Holdings Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows
For the period from June 22, 2007 to November 21, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,331)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(124,613)
Accrued expenses	128,250
Net cash used in operating activities	(694)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments held in Trust Fund	(117,570,000)
Net cash used in operating activities	(117,570,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	28,750
Proceeds from notes payable to initial stockholder	368,169
Proceeds from public offering	120,000,000
Proceeds from issuance of warrants in private placement	2,750,000
Payment of registration costs	(5,070,063)

Net cash provided by financing activities	118,076,856
Net increase in cash and cash equivalents	506,162
Cash and Cash equivalents
Beginning of period	-
End of period	$506,162

Supplemental disclosure of non-cash financing activities
Accrual of registration costs	$16,000
Accrual of deferred underwriting fees	$4,020,000

See accompanying notes to financial statements.

China Holdings Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

Note 1 – Organization and Nature of Business Operations

     China Holdings Acquisition Corp. (the “Company”) is a blank check company incorporated on June 22, 2007, for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the People’s Republic of China (“China”) (a “Target Business”). All activity from inception June 22, 2007 (inception) to November 21, 2007 is related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

     The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

     The registration statement for the Company’s initial public offering (“Offering”) was declared effective on November 15, 2007. The Company consummated the Offering on November 21, 2007 for net proceeds of approximately $110.9 million (Note 2). The Company’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination with an operating business in Asia. The initial Target Business must have a fair market value equal to at least 80% of the Company’s net assets (including the funds to be held in the trust account and excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount (Note 6)) at the time of such acquisition. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

     Upon the closing of the Offering, $117,570,000 ($9.7975 per Unit) was placed in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.335 per Unit will be paid to the underwriter upon the consummation of a Business Combination pro-rata with respect to those shares which stockholders do not exercise their redemption rights. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Approximately $3,000,000 of after tax interest earned on the monies held in the Trust Acc ount and the approximately $100,000 transferred to the Company at the close of the Offering may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

     The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their redemption rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Redemption Right”). The actual per-share redemption price will be equal to the amount in the Trust Account (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination less up to $1,339,866 to be waived by the underwriters related to the shares so converted, divided by the number of shares sold in the Offering, or approximately $9.47 per share calculated based on $9.80 per share held in the Trust Account as of November 21, 2007, less $0.335 per share to be wa ived by the underwriters related to the shares subject to possible redemption. As a result of the Redemption Right, $39,186,071 has been classified as common stock subject to possible redemption on the accompanying balance sheet as of November 21, 2007. The Company’s stockholders prior to the Offering (“Initial Stockholders”), have agreed to vote their 3,450,000 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 33.33% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Redemption Rights, the Business Combination may then be consummated.

Notes to Financial Statements (continued)

China Holdings Acquisition Corp.
(a corporation in the development stage)

     If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the closing of the Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the closing of the Offering, the Company will seek the consummation of that Business Combination. However, if the Company has entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the closing of the Offering and management anticipates that the Company may not be able to consummate a Business Combination within the 24 months from the date of the closing of the Offering, the Company may seek to extend the time period within which it may complete its Business Combination to 36 months, by calling a special (or annual) meeting of stockholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Stockholder approval for the Extended Period and holders of 33.33% or more of the shares held by Public Stockholders do not vote against the Extended Period and elect to redeem their common stock in connection with the vote for the extended period, the Company will then have an additional 12 months in which to complete the initial Business Combination. If the Extended Period is approved, the Company will still be required to seek Public Stockholder approval before completing a Business Combination. In the event there is no Business Combination within the 24 (if the Extended Period is not approved) or 36 -month deadlines described above (the “Target Business Combination Period” ), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Offering.

     A Public Stockholder’s election to redeem common shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Stockholders who vote against the Extended Period and exercise their redemption rights will not be able to vote on the initial Business Combination. All other Public Stockholders will be able to vote on the initial Business Combination.

     With respect to a Business Combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Stockholder who voted against the Business Combination or Extended Period may contemporaneously with or prior to such vote exercise their Redemption Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination or vote on Extended Period, divided by the number of shares of common stock held by Public Stockholders at the closing of the Offering. Accordingly, Public Stockholders holding less than 33.33% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination or vote on Extended Period. Such Public Stockholde rs are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares and the shares underlying the warrants (but not shares acquired in the Offering or in the secondary market) held by Initial Stockholders.

Note 2 – Offering

     In its initial public offering, effective November 15, 2007 (closed on November 21, 2007), the Company sold to the public 12,000,000 units (the “Units” or a “Unit”) at a price of $10.00 per Unit. Proceeds from the initial public offering totaled approximately $110.9 million, which was net of approximately $5.1million in underwriting fees and other expenses due at closing and approximately $4.0 million of deferred underwriting fees and other expenses payable. Each Unit consists of one share of the Company’s common stock and one warrant (a “Public Warrant”).

     The Company has granted to the underwriters a 30-day option to purchase up to 1,800,000 Units solely to cover over-allotments, if any.

Notes to Financial Statements (continued)

China Holdings Acquisition Corp.
(a corporation in the development stage)

Note 3 – Summary of Significant Accounting Policies

     Cash and cash equivalents - Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

     Net Loss per Common Share - Net loss per share is computed based on the weighted average number of shares of common stock outstanding for the period.

     Basic loss per share excludes dilution and is computed by dividing loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock is antidilutive, they have been excluded from the Company’s computation of diluted net loss per share for the period ending November 21, 2007. Therefore, basic and diluted loss per share were the same for the period June 22, 2007 to November 21, 2007.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

     Recently Issued Accounting Pronouncements – The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4 — Notes Payable to Stockholder

     The Company issued an aggregate of $368,169 unsecured promissory notes to a stockholder. The Notes are non - interest bearing and are payable before or on June 30, 2008. Due to the short term nature of the Notes, the fair value of the Notes approximate their carrying amount. The Notes will be repaid from the proceeds from the Offering not held in Trust.

Note 5 — Income Taxes

     Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2027.

     The Company has recorded a deferred tax asset for the tax effect of temporary differences of $1,473. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has

China Holdings Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (continued)

recorded a full valuation allowance of $1,473 at November 21, 2007. The effective tax rate differs from the Federal statutory rate of 34% due to the increase in the valuation allowance.

Note 6 — Commitments

Administrative Fees

     The Company has agreed to pay an affiliate of a stockholder $10,000 per month for secretarial and administrative services. The arrangement commenced on November 16, 2007 and terminates upon the earlier of (i) the completion of the Company’s Business Combination, or (ii) the Company’s dissolution. During the period from inception (June 22, 2007) to November 21, 2007 the Company recognized $2,000 of expense under this arrangement.

Underwriting Agreement

     In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering.

     Pursuant to the Underwriting Agreement, the Company is obligated to Citi, the representative of the underwriters, for certain fees and expenses related to the Offering, including underwriting discounts of $8,400,000. The Company paid $4,380,000 of the underwriting discounts upon closing of the Offering. The Company and the representative have agreed that payment of the underwriting discount of $4,020,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included on the accompanying balance sheet at November 21, 2007

Initial Stockholders

     Pursuant to letter agreements with the Company and the representative in the Offering and the warrant private placement offering described below, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares and the shares underlying the Private Warrants (but not shares purchased in the Offering or in the secondary market) in the event of the Company’s liquidation.

     The Initial Stockholders have agreed to surrender, without consideration, up to an aggregate of 450,000 of their shares of common stock to the Company for cancellation upon closing of the Offering in the event the over-allotment is not exercised to maintain a 20% ownership of the common shares after the closing of the Offering.

Note 7 – Capital Stock

Preferred Stock

     The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares of preferred stock were outstanding as of November 21, 2007.

Common Stock

     On November 15, 2007, the Company’s Board of Directors authorized a stock dividend of 0.2 shares for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

The Company is authorized to issue 40,000,000 shares of common stock, par value $0.001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     China Holdings Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements (continued)

Note 8 – Warrants

Public Warrants

     Each warrant sold in the Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $7.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the closing date of the Offering of the Company’s securities, and ending November 16, 2012. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.

Private Warrants

     Prior to the closing of the Offering, the Company sold to certain of its Initial Stockholders 2,750,000 warrants (“Private Warrants”) in a private placement, at a price of $1.00 per Private Warrant, for an aggregate of $2,750,000.

     The Private Warrants are identical to the Public Warrants and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Private Warrants, which will expire worthless.

     As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Reserve Common Stock

At November 21, 2007, 14,750,000 shares of common stock were reserved for issuance upon exercise of Public Warrants and the Private Warrants.

Registration Rights – Warrants

     In accordance with the Warrant Agreement related to the Public Warrants and the registration rights agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.